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1.4 Where the provisions of this contact differ from those contained in the employee's previous contract of employment, the provisions of this contract will prevail.

2. **Period of appointment**

2.1 The employee is appointed for an indefinite period subject however to termination in accordance with the provisions of clause 17 below.

2.2 The agreed retirement age is the end of the month in which the employee turns 65 years of age.

3. **Warranty**

The employee warrants that subject to necessary induction, he/she is capable and competent to perform the duties that he/she has been engaged to do, and also that he/she has the necessary skills and knowledge to perform the same.

4. **Scope of duties**

4.1 The employee shall report to the **Board of Directors**. It is accepted and agreed that this reporting line may change from time to time according to the operational needs and exigencies of the employer.

4.2 The employee's initial key performance areas, roles and responsibilities are as set out in the job description which is annexed hereto marked "A" as well as in the Company's Bylaws in paragraph 5.11, 5.9 and 5.8.

4.3 The employer may amend or expand upon these roles, responsibilities and duties in consultation with the employee to suit the employer's operational and other requirements.

4.4 The employer will evaluate the employee's performance on a quaterly basis.

4.5 It will be incumbent upon the employee to devote his/her fulltime and attention to the affairs of the employer and not to be involved in any other business or undertaking whatsoever without the prior written consent of the Board of Directors.

4.6 The employee may not be involved or engaged in any activity of any nature whatsoever which may put him/her in a position of a conflict of interest with the employer and his/her duties and obligations to the employer.

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4.7 The employee shall be true and faithful to the employer in all dealings whatsoever relating to the employer and shall exhibit and maintain the utmost good faith towards the employer.

5 **Specific duties and obligations of the employee**

The employee undertakes:

5.4 To obey and observe all lawful instructions.

6 **Remuneration**

6.2 The remuneration package shall be structured in a tax efficient manner in consultation with the employee. The cash portion of the remuneration shall be payable in arrears in 12 equal installments on or before the last business day of each month;

6.3 Any expenditure incurred by the employee in the course and scope of his/her employment, shall only be reimbursed on production of relevant invoices and vouchers and provided that the employee has complied with relevant policies

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in respect of the incurring of such expenditure and the submission of any claims for reimbursement;

6.4 The Employee shall be eligible to receive an annual discretionary performance bonus should the Employee attain the annual targets that will be reviewed by Remco, the Chairman and the Employee quaterly, subject to the Company's financial performance.

6.5 Statutory deductions shall be made from the remuneration package including as to unemployment insurance, income tax and the like.

7 Loans and monies owed to the employer or losses sustained during employment

Subject to the laws of the country, it is hereby agreed that the employer may deduct from the employee's remuneration or any amounts due to the employee by the employer, from time to time, any amount owed by the employee to the employer or in respect of damages sustained by the employer as a result of the employee's negligence, recklessness or willful misconduct.

8 Office and working hours

The employer's standard office hours are from 08h00 to 16h30 with ½ hour for lunch on Mondays to Fridays, unless agreed otherwise due to operational requirements (this can be tacit or verbal agreements). However, by virtue of the seniority of the position, the employee is expected to work beyond these hours and over weekends when necessary and when the employee's duties require this for no extra remuneration.

9 Annual leave

9.1 The employee shall be entitled to **21 (twenty-one)** working days annual leave per annum accruable in arrears.

9.2 The parties will agree annually or ad hoc when leave will be taken by the employee. The employee agrees that the employer will grant leave according to the employer's operational requirements and in accordance with the reasonable needs of the employee.

9.3 The parties agree that at no time may the employee have an accrued leave credit from any previous leave cycle or accumulation of previous leave cycle in excess of 10 (ten) working days. In this regard, the employer follows a policy with regard to leave of "use it or lose it" subject to the provisions of this clause unless otherwise agreed in writing due to operational reasons.

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10 Sick leave

10.1 The employee shall be entitled to 30 (thirty) working days sick leave during each period of 36 consecutive months of employment, provided that:

10.2 During the first 6 consecutive months of employment, the employee shall be entitled to one days paid sick leave for every 26 days worked;

10.3 If the employee is absent from work for more than 2 consecutive days or on more than two occasions during an 8 week period and, on request by the employer, does not produce a medical certificate stating that the employee was unable to work for the duration of the employee's absence on account of sickness or injury, the employer shall not be obliged to pay the employee remuneration for that period of absence;

10.4 The employee shall provide a medical certificate if he/she is absent from work on a Monday or a Friday or on a day immediately before or after a public holiday.

10.5 If the employee is absent from work for more than 5 consecutive days without prior authorization and/or justification, the employee shall be deemed to have deserted/absconded from his/her employment, provided that the employer will be obliged to make reasonable efforts to contact the employee should he/she have been absent for more than 5 consecutive days to seek an explanation for such absence. Should the employer succeed in locating the employee, the employer may proceed with a disciplinary inquiry with regard to such absence if it believes that good grounds for discipline exist.

11 Family responsibility leave

11.1 To qualify for this benefit, the employee should have been in the employ of the employer for a period in excess of 6 months.

11.2 At the request of the employee, 3 days paid leave will be granted to the employee during each annual leave cycle. The employee will be entitled to take such leave:

11.2.1 When his/her child is born; or

11.2.2 When his/her child is sick; or

11.2.3 In the event of the death of –

11.2.3.1 The employee's spouse or life partner; or

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11.2.3.2 The employee's parent, adoptive parent, grandparent, child, adopted child, grandchild or sibling.

12 Public holidays

The employee will not be required to work on public holidays or weekends including Sundays unless the exigencies of the employee's work requirements require this. Should a public holiday fall within the employee's period of leave, it shall not form part thereof.

13 Medical examination

The employer may require the employee to submit to a reasonable medical examination or tests from time to time at its expense and during working hours where the inherent requirements of the employee's job require this, or where grounds exist on the part of the employer to believe that the employee may be medically incapable of performing his/her duties and obligations in terms of this agreement.

14 Non-disclosure or misrepresentation

Any material non-disclosure or misrepresentation made by the employee in regard to his/her previous employment, medical condition, references or curriculum vitae or any screening application form, constitutes serious misconduct.

15 Change of duties

The employee may be required to perform duties associated with his/her post which may change from time to time with the changing operational requirements of the employer.

16 Notice period

This agreement may be terminated by either party in writing on notice of not less than 6 (six) full calendar months.

17 Termination

17.1 Written notice of termination shall be given specifying the duration of the period of notice and the date when this agreement shall terminate;

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17.2 The Employee, as part of his notice period, will assist in the appointment of his successor and be available for a period of (6) six months after termination of his employment to answer and "hand over" questions.
17.3 Should Leatt Corporation be sold and the employee not be retained, the employee will assist with any necessary transfer responsibilities.
17.4 The minimum period of notice for this agreement is 6 (six) months;
17.5 Notwithstanding the aforementioned, the Corporation shall be entitled to dismiss the Executive with immediate effect if the Executive has grossly neglected his obligations to the Corporation or otherwise committed a material breach of contract. Breach on the following ground shall always be considered a material breach of contract:

17.5.1 Embezzlement or any other criminal offence by the Executive involving misuse or misappropriation on money or other property of the Corporation or its subsidiaries;

17.5.2 The Executive's intentional failure and/or refusal to perform specific directives of the Corporation, which directives are consistent with the scope and nature of the Executive's duties and responsibilities and which failure constitutes insubordination;

17.5.3 The Executive's commission of fraud, conviction of a felony, habitual drunkenness or habitual use of illegal substances during work hours, on Corporation property or while acting on behalf of the Corporation; or any conduct that brings the public reputation of the Corporation in disrepute, regardless of when or where, whether while the Executive is acting on behalf of the Corporation or not;

17.5.4 Any act of dishonesty or disloyalty by the Executive that violates the Executive's fiduciary duties to the Corporation or its public shareholders or violates any applicable laws or regulations, or violates the fraud provisions of any nation state's securities laws and regulations;

17.5.5 The breach by the Executive of any intentional non-disclosure/confidentiality clauses of this Agreement;

17.5.6 Any intentional act or act of gross negligence by the Executive that would impair the public reputation of the Corporation in the mind of a reasonable executive;

17.5.7 Failure of the Executive to adhere to the instructions of the Board of Directors;

17.5.8 Any act involving gross negligence in the performance of his duties that causes significant financial harm or injures the public reputation of the

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Corporation

18 Disciplinary measures and incapacity (poor performance and medical incapacity)

Disciplinary guidelines may be laid down by the employer from time to time and may be amended from time to time in its discretion. The guidelines as to discipline and incapacity (either poor performance or medical incapacity) as contained in Schedule 8 of the Labour Relations Act 1995, will apply.

19 Medical aid

19.1 As part of the employee's total cost of employment remuneration package the company will pay on a salary sacrifice basis medical contributions on behalf of the employee to a medical aid plan provided by such medical aid scheme or schemes as the employer may select from time to time, for the employee's immediate family members, namely the employee's spouse and children.

19.2 Membership of one of such schemes as is provided by the company is obligatory unless the employee is covered by his or her spouse's or partner's medical aid scheme.

19.3 The company will endeavour although does not guarantee this contractually, to facilitate the provision of GAP coverage to enhance the benefits received from the particular medical plan in question.

20 Life insurance and disability cover

As part of the employee's total cost of employment remuneration package the Company will pay on a salary sacrifice basis Insurance contributions on behalf of the employee to Discovery Life for Life and Disability cover equaling four times the Employee's annual salary.

21 Retirement funding

The company does not provide retirement funding and the employee must make his/her own arrangements in this regard.

22 Compliance with the employer's policies

The employee is required to comply with all the employer's policies in existence from time to time including but not limited to:

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- Cell phone policy
- Code of ethics
- Copyright policy
- Corporate discount policy
- Gift registry
- Intellectual Property Register
- Investor relations and Public Disclosure Policy
- Communications and IT Policy
- Non-disclosure agreements policy
- Photograph policy
- Product recall procedure
- Shareholder procedure
- Insider Trading Policy

These policies are all posted on the company's Intranet and the employee hereby undertakes and warrants that he/she will familiarize him/herself with all of these policies to which he/she is contractually bound.

23 Confidentiality

23.1 The employee undertakes that he/she shall not, whether for his/her own benefit or that of others directly or indirectly, make use or avail him/herself or derive profit from any information or knowledge in relation to the business or affairs of the employer or any of its shareholders which he/she may have acquired by reason of his/her position in or association with the business of the employer.

23.2 The employee undertakes that he/she shall not utilize or directly or indirectly divulge or disclose to others any of the employer's confidential information or trade secrets which information and trade secrets shall include, but not be limited to:

23.2.1 All internal control systems, policies, procedures and manuals;

23.2.2 Financial details of the employer's relationship with its employees, suppliers, business associates and clients;

23.2.3 Knowledge of or influence over the employer's suppliers, business associates and clients;

23.2.4 Details of the employer's financial structure and operating results;

23.2.5 The contractual relationship between the employer and clients with whom it has business arrangements of whatsoever nature;

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23.2.6 Product knowledge, new developments, business methods and methodologies, business strategies and business techniques;

23.2.7 Any intellectual property belonging to the employer that the employee may acquire knowledge of during his/her employment;

23.2.8 Costing and price structure;

23.3 The employee shall not, either for the employee's own account or as a representative or agent for any third party, persuade, induce, encourage or procure any employee employed by the employer to become employed by or interested directly in any manner whatsoever in any business which is in competition with the business carried on by the employer or to terminate his/her employment by the employer.

23.4 The commission of any of the above shall constitute a breach of confidentiality which is a serious breach of the terms and conditions of employee's employment entitling the employer immediately to terminate the services of the employee provided a fair process has been followed.

24 Transfers

The employer shall be entitled to transfer the employee's location of employment from one place or location to another, if its operational needs and exigencies require this and provided that the employee has been furnished with reasonable notice with regard to such transfer.

25 Safety and security

The employee agrees to observe and obey all the safety and security rules and policies that may be prescribed by the employer from time to time and in the course and scope of his/her duties take due care to ensure the safety of the employee and all fellow employees and/or contractors and/or visitors to the premises of the employer.

26 Duty to disclose

The employee undertakes immediately to notify the employer should he/she be charged with a crime involving dishonesty or corruption or with any offence prescribed in Schedule 1 to the Criminal Procedure Act.

27 Restraint of Trade

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A restraint of trade will be negotiated, agreed to by both parties and annexed to this agreement at a later date.

28 Intellectual Property

28.1 It is recorded that the employer has developed and is developing a number of specific products, programs, projects, precedents, address lists, documentation and the like ("Programs and Documentation") to further the business of the employer. The employee will establish and work with a number of these programs, projects and utilize the documentation associated therewith. It is specifically agreed by the parties thereto and so recorded that these programs and documentation will remain the intellectual property of the employer.

28.2 It is further recorded that any intellectual property of whatsoever nature that the employee may develop or create whilst in the employ of the employer, is or will become the intellectual property of the employer and not the employee.

28.3 Without affecting the generality of the aforegoing:

28.3.1 If you (whether alone or with any other person) make any invention whether patentable or not which relates to or is capable of being used in any business of the company with which you are (at the time of making the invention) or have been (within two years before that time) concerned to a material degree you must disclose this to the employer immediately. Reference to "invention" or "inventions" below shall include drawings and models of any improvement, invention or discovery.

28.3.2 As between you and the employer, the ownership of all inventions made by you will vest in the employer. To the extent that invention does not automatically vest in the employer by operation of law, you shall hold it in trust for the employer, and at the request and expense of the company, do all things necessary or desirable to enable the employer or its nominees to obtain for itself the full benefit of and to secure patent and other appropriate forms of protection for the invention throughout the world. The patenting and exploitation of any such invention shall be at the sole discretion of the employer.

28.3.3 You shall immediately disclose to the employer or copyright works or designs originated, conceived, written or made by you alone or with others during your employment which related, or could relate, to the employer's business and shall (to the extent that they do not automatically vest in the company by operation of law) hold them in trust for the employer until such rights have been fully and absolutely vested in the employer.

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28.3.4 You shall assign to the employer by way of future assignment (to the extent not already vested in the employer by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written or made by you alone or with others during your employment which relate or could relate, to the employer's business.

29 Disclosure of interest

The employee must provide the employer with a written Declaration of Interest in any other business, Close Corporation, partnership, trust and/or other association of which the employee may be a Director or office bearer or in any way associated with or in which the employee may have a financial interest. Such declaration of interest must be updated every fiscal quarter.

30 General

30.1 This agreement contains all of the expressed provisions agreed upon by the parties with regard to the subject matter hereof and the parties waive the right to rely on any express provision or representation not contained herein.

30.2 No agreement varying, adding to, deleting from, or canceling this agreement and no waiver of any rights under this agreement shall be effective unless reduced to writing and signed by or on behalf of the parties.

30.3 No relaxation by a party of any of its rights in terms of this agreement at any time shall prejudice or be deemed to be a waiver of any party's rights, unless such waiver is in writing, and the parties shall be entitled to exercise their rights thereafter as if such relaxation had not taken place.

30.4 The employee indemnifies the employer from and against all actions, claims, costs, proceedings, expenses, loss or damage (including without limitation, legal costs) which may arise directly or indirectly from any breach of the terms of this agreement or from any delictual claim brought against the employer by any party for which the employee was legally responsible rendering the employer legally liable to such party.

30.5 This agreement contains the entire agreement between the parties and is the sole memorial of the agreement between the parties and no party shall be bound by any undertakings, presentations, warranties or the like not recorded in writing and signed by all the parties to this agreement or their duly authorised representatives.

30.6 All notes and memoranda or other documentation, email or computer records in whatever form or any trade secrets or confidential information

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concerning the business of the company or its customers which you require, receive or make during the course of this agreement shall be the property of the employer and must be surrendered immediately on the termination of this agreement, or if so requested, at any time during the currency of this agreement.

31 Domicilium citandi et executandi

The parties choose the following addresses for all purposes arising out of this agreement as their domicilium citandi:

The employer: **50 Kiepersol Drive,**
Atlas Gardens
Durbanville
7550
Western Cape

The employee:

SIGNED THIS 16th DAY OF January 2014

for and on behalf of the Company

for and on behalf of the Employee

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Annexure "A": Job Description

Job Summary

The Chief Executive Officer ("CEO") of Leatt Corporation (the "Company"), in partnership with the Board, is responsible for the success of the Company. The Board and CEO together are responsible for the development and execution of a long-term strategy, mission and vision for the Company. The Board delegates responsibility for the management, day-to-day operations and implementation of the Company's long- and short-term plans to the CEO, and he has the authority to carry out these responsibilities, in accordance with the direction and policies established by the Board.

Specific Accountabilities:

1. To lead and oversee the development and implementation of the Company's strategy, mission and vision.

2. To lead and oversee the implementation of the Company's long- and short-term plans in accordance with the Company's strategy, mission and vision.

3. To ensure that the Company is appropriately organized and staffed to enable it to achieve its strategy, mission and vision.

4. To ensure that effective internal controls, management information systems and business processes are in place.

5. To oversee the fiscal activities of the Company, including budgeting, reporting and audit.

6. To ensure the integrity and material completeness of all public disclosures by the Company.

7. To take steps to ensure that financing is in place that will support the Company's long- and short-term plans.

8. To oversee the introduction, development and distribution of new products.

9. To execute business opportunities that will promote the growth and development of the Company.

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10. To act as a liaison between management and the Board and to ensure that sufficient information is provided to the Board to form appropriate judgments and perform its governance functions effectively.

11. To oversee effective communication with shareholders, employees, Government authorities, other stakeholders and the public, whether directly or through the Company's agents and representatives.

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     AMENDMENT NO. 3

EMPLOYMENT AGREEMENT

                   This AMENDMENT NO. 3 to the EMPLOYMENT AGREEMENT, effective as of July 1, 2016 (this “Third Amendment”), is by and between Leatt Corporation, a Nevada corporation (the “Company”) and Mr. Sean Macdonald, an individual (the “Executive”). Each of the parties hereto are referred to as a “Party” and collectively as the “Parties.” Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

                   The Parties entered into an Employment Agreement, dated as of January 16, 2014, pursuant to which, as amended, the Company agreed to employ the Executive and the Executive agreed to work for the Company (the “Original Agreement”). The Parties now desire to enter into this Third Amendment to the Original Agreement as more specifically set forth herein.

AGREEMENT

                   NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                   1.        Amendment to Paragraph 5: Paragraph 5 (Specific duties and obligations of the employee) of the Original Agreement is deleted in its entirety and replaced with the following provision:

5. Specific duties and obligations of the employee

The Board of Directors may assign specific tasks and duties to the employee from time to time. The employee undertakes to do the following:

5.1        Diligently to perform all such duties and exercise such powers consistent with the position to which he/she is appointed;

5.2        To carry out to the best of his/her ability and under the control of the employer, such duties and functions as may reasonably be assigned to the employee from time to time by the Board of Directors or any other person delegated by the Board for such purposes;

5.3        Outside normal business hours, and when necessary, to devote such portion of his/her time, attention and abilities to the affairs of the employer as may be reasonable in the circumstances;

5.4        To obey and observe all lawful instructions of the Board of Board of Directors;

5.5        To advise the Board of Directors as soon as the employee is aware that he/she will not be able to attend work to enable the employer to make alternative arrangements. Failure to notify as required constitutes serious misconduct; and

5.6        Should the employee acquire Company shares by means of share option schemes, the employee undertakes not to sell, dispose, gift or donate the Company’s share for a minimum period of 2 (two) years from issuance of the Company shares to the employee whilst the Company employs the employee. The two-year period will commence on the date that the shares are issued to the employee by the Company’s transfer agent. The period of 2 (two) years may be extended by written agreement between the Board of Directors and the employee.

Notwithstanding the foregoing, this Section 5 shall not apply to employee in the event of a change in control of the Company. A “change in control” is deemed to have occurred where any one stockholder acquires twenty-five percent (25%) or more of the Company’s outstanding common stock or fifty percent (50%) or more of its outstanding preferred stock as of the effective date of this Third Amendment.

                   2.        Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

                   3.        Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

Amendment No. 3 to Employment Agreement

                    IN WITNESS WHEREOF, the Parties have executed this Third Amendment to the Original Agreement as of the date first above written.

Company:	LEATT CORPORATION

By:	/s/ Christopher Leatt
Christopher Leatt
Chairman

Address:
Leatt Corporation
50 Kiepersol Drive, Atlas Gardens
Contermanskloof Road
Durbanville, Western Cape
7441, South Africa

Executive:

By:	/s/ Sean Macdonald
Sean Macdonald

Address:
c/o Leatt Corporation
50 Kiepersol Drive, Atlas Gardens
Contermanskloof Road
Durbanville, Western Cape
7441, South Africa

Amendment No. 3 to Employment Agreement

AMENDMENT NO. 4

EMPLOYMENT AGREEMENT

            This AMENDMENT NO. 4 to the EMPLOYMENT AGREEMENT, effective as of January 1, 2017 (this “Fourth Amendment”), is by and between Leatt Corporation, a Nevada corporation (the “Company”) and Mr. Sean Macdonald, an individual (the “Executive”). Each of the parties hereto are referred to as a “Party” and collectively as the “Parties.” Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

            The Parties entered into an Employment Agreement, dated as of January 16, 2014, pursuant to which, as amended, the Company agreed to employ the Executive and the Executive agreed to work for the Company (the “Original Agreement”). The Parties now desire to enter into this Third Amendment to the Original Agreement as more specifically set forth herein.

AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

            1.        Amendment to Section 6.1: Section 6.1 of Paragraph 6 Remuneration of the Original Agreement is deleted in its entirety and in lieu thereof the following provision is inserted: 6.1. As remuneration for the services of the employee, the employer shall pay a total all-inclusive cost to the employee (Total Cost of Employment - TCOE) equaling a total of US$204,120 per annum.

            2.        Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

            3.        Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

Amendment No. 4 to Employment Agreement

                           IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to the Original Agreement as of the date first above written.

Company:	LEATT CORPORATION

By:	/s/ Christopher Leatt
Christopher Leatt
Chairman

Address:
Leatt Corporation
50 Kiepersol Drive, Atlas Gardens
Contermanskloof Road
Durbanville, Western Cape
7441, South Africa

             Executive:

By:	/s/ Macdonald
Sean Macdonald

Address:
c/o Leatt Corporation
50 Kiepersol Drive, Atlas Gardens
Contermanskloof Road
Durbanville, Western Cape
7441, South Africa

Amendment No. 4 to Employment Agreement